Exhibit 99.1

Usio Announces Record 2020 Financial Results

Fourth Consecutive Year of Record Revenue - Achieved Adjusted EBITDA Positive Cash Flow in Q4

Strong Momentum Exiting the Year Expected to Generate Significant Revenue Growth in 2021

SAN ANTONIO, March 29, 2021 (GLOBE NEWSWIRE) – Usio, Inc: (Nasdaq:USIO), a FinTech and integrated electronic payment solutions provider, today announced financial results for the fourth quarter and year 2020, which ended December 31, 2020.

Louis Hoch, President and Chief Executive Officer of Usio, said, “Fourth quarter results once again illustrated the strength of our multi-channel distribution strategy and the momentum it is creating.  Revenue growth in the quarter accelerated to 27.4%, driven primarily by strong growth in our prepaid business, an increase in card revenues and a one month contribution from Output Solutions, which was acquired late in the quarter. This strong growth also demonstrated the leverage in our model, as gross profits were up 62.7%, we generated an $800,000 improvement at the operating income (loss) compared to the same quarter a year ago and we achieved adjusted EBITDA positive cash flow in Q4.  We ended the year in a strong financial position, which will enable us to continue to invest in our technology, sales and marketing initiatives to further capitalize on growth opportunities and drive shareholder value."

“We are extremely excited by the prospect for even faster growth in calendar year 2021.  Looking across the enterprise, our PayFac business has inflected with PayFac's single largest customer/client now rapidly boarding and improved conversion rates throughout our growing portfolio of ISV relationships.  Our Prepaid business has established a new, higher level of performance, and we are preparing for the next leg up.  Our new line of business, Usio Output Solutions should significantly add to this year’s performance, with the opportunity to generate even better performance through the dynamic cross-selling opportunities it creates as a complement to our other businesses.  And, most importantly, in our ACH business, our relationships with leading organizations in fast-growing industries like cryptocurrency should drive strong growth in our most profitable segment and is back on track for year-over-year growth in the first quarter of 2021.  As a result, revenues should be up significantly and we should achieve positive cash flow this year. In each of our segments, our success stems from our winning formula of innovative technology and unparalleled service, which continues to provide a differentiated, competitive advantage across the electronic payments landscape.”

Fourth Quarter 2020 Financial Summary

Revenues were $9.4 million for the fourth quarter, up 27% compared to $7.4 million in the same period last year.

	Three Months Ended December 31,
	(in millions, except percentages)
	2020	2019	$ Change	% Change

ACH and complementary service revenue	$2.4	$2.3	$0.1	3.3%
Credit card revenue	4.8	4.5	0.3	6.0%
Prepaid card services revenue	1.0	0.5	0.5	97.5%
Output solutions revenue	1.2	—	1.2	100.0%
Total Revenue	$9.4	$7.4	$2.0	27.4%

Revenue growth was primarily attributable to a 97.5% increase in prepaid revenues, the recognition of approximately one month of revenues from the Output Solutions acquisition and continued growth in our card business with PayFac revenues up 22% from the same period last year.

Gross profits were $2.4 million, up 62.7% from  $1.5 million from the same period last year. Gross margins were 26.0% compared to 20.3% in the same period last year. Gross margins in the quarter primarily reflect a shift to a higher proportion of revenues from our more profitable business lines including strong gross profit performance from Usio Output Solutions.

The operating loss for the quarter was $0.7 million compared to an operating loss of approximately $1.5 million in the same period last year. The improvement in operating performance primarily reflects the significant increase in gross profits, slightly offset by an increase in other selling, general and administrative expenses.

Adjusted EBITDA was a positive $ 0.3 million in the quarter, an improvement of nearly $900,000 compared to adjusted EBITDA loss of $0.6 million in the same period a year ago.

During the quarter, the Company recognized $813,500 of other income associated with the forgiveness of its PPP loan.

The Company generated positive net income.  Net income for the fourth quarter of 2020 was $0.2 million, or $0.01 per share and compared to a net loss of $1.5 million or $0.12 per share for the same period last year.

Usio continues to be in solid financial condition with $5.0 million in cash and cash equivalents and no significant debt at December 31, 2020.

Financial Results for Full Year 2020

Revenues for 2020 were $32.3 million, up 14% from $28.2 million for the same period last year.

	Year Ended December 31,
	(in millions, except percentages)
	2020	2019	$ Change	% Change

ACH and complementary service revenue	$8.5	$9.3	$(0.9)	(9.3)%
Credit card revenue	19.5	17.3	2.1	12.3%
Prepaid card services revenue	3.2	1.5	1.6	107.3%
Output solutions revenue	1.2	—	1.2	100.0%
Total Revenue	$32.3	$28.2	$4.1	14.4%

Revenue growth was primarily attributable to a 107% increase in prepaid revenues, incremental revenues from our Output Solutions acquisition and 12% growth in our card business.  ACH and complimentary service revenues were down due to COVID-19 impacts to our non-bank consumer lending merchants offset by gains in our PINLess debit product.

Gross profit for the year ended December 31, 2020 was $7.4 million, up 24.0% from $5.9 million for the same period last year. Gross margins were 22.9% for the year ended December 31, 2020 compared to 21.1% in the same period last year reflecting an increase in the proportion of revenues generated from our higher margin operations plus the one month impact of the Usio Output Solutions acquisition.

The Company recognized a significant improvement in most of its profitability metrics. The operating loss for the year ended December 31, 2020 decreased to $3.8 million compared to a loss of $5.1 million for the same period of 2019 due to the increase in gross profits.  Adjusted EBITDA for the year ended December 31, 2020 was a loss of $0.8 million compared to a loss of $1.7 for the same period in the prior year. Net loss for the year ended December 31, 2020 was $2.9 million or $0.19 per share compared to a net loss of $5.1 million or $0.39 per share in the same period last year.

Conference Call and Webcast

Usio, Inc.'s management will host a conference call with a live webcast Tuesday March 30, 2021 at 11:00 am Eastern time to provide a business update.  To listen to the conference call, interested parties within the U.S. should call +1-844-883-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the company’s website at www.usio.com/invest.

A replay of the call will be available approximately one hour after the end of the call through April 13, 2021. The replay can be accessed via the Company’s website or by dialing +1-877-344-7529 (U.S.) or 1-412-317-0088 (international). The replay conference playback code is 10153201.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), a leading FinTech integrated payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, crypto exchanges and card issuers. The Company operates credit, debit/prepaid, and ACH payment processing platforms to deliver convenient, world-class payment solutions and services to their clients. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector. Usio is headquartered in San Antonio, Texas, and has offices in Austin, Texas and Franklin, Tennessee, just outside of Nashville.  Websites: www.usio.com, www.singularpayments.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA, and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled "Non-GAAP Reconciliation."

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. These forward-looking statements are identified by the use of words such as "believe," "intend," "look forward," "anticipate," "schedule,” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to an economic downturn as a result of the COVID-19 pandemic, the realization of opportunities from the IMS acquisition, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearinghouse network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of the stock price, the need to obtain additional financing, risks associated with new tax legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2020. One or more of these factors have affected, and in the future, could affect the Company’s businesses and financial results in the future and could cause actual results to differ materially from plans and projections. The Company believes that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact:

Joe Hassett, Investor Relations

joeh@gregoryfca.com

610-228-2110

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$5,011,132	$2,137,580
Accounts receivable, net	2,863,638	1,274,001
Settlement processing assets	43,558,442	38,906,780
Prepaid card load assets	7,610,242	528,434
Customer deposits	1,305,296	—
Inventory	176,466	—
Prepaid expenses and other	301,755	183,575
Current assets before merchant reserves	60,826,971	43,030,370
Merchant reserves	8,265,555	10,016,904
Total current assets	69,092,526	53,047,274

Property and equipment, net	3,105,926	1,557,521

Other assets:
Intangibles, net	6,035,761	2,676,427
Deferred tax asset	1,394,000	1,394,000
Operating lease right-of-use assets	2,671,266	2,480,902
Other assets	368,078	404,055
Total other assets	10,469,105	6,955,384

Total Assets	$82,667,557	$61,560,179

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$851,349	$419,849
Accrued expenses	1,463,944	1,360,551
Operating lease liabilities, current portion	346,913	356,184
Settlement processing obligations	43,558,442	38,906,780
Prepaid card load liabilities	7,610,242	528,434
Customer deposits	1,305,296	—
Deferred revenues	66,572	123,529
Current liabilities before merchant reserve obligations	55,202,758	41,695,327
Merchant reserve obligations	8,265,555	10,016,904
Total current liabilities	63,468,313	51,712,231

Non-current liabilities:
Operating lease liabilities, non-current portion	2,495,883	2,279,613
Total liabilities	65,964,196	53,991,844

Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares issued and outstanding in 2020 and 2019	—	—

Common stock, $0.001 par value, 200,000,000 shares authorized; 26,260,776 and 18,224,577 issued and 24,974,995 and 17,104,998 outstanding in 2020 and 2019	194,692	186,656
Additional paid-in capital	89,659,433	77,055,273
Treasury stock, at cost; 1,285,781 and 1,119,579 shares in 2020 and 2019	(2,165,721)	(1,885,452)
Deferred compensation	(5,926,872)	(5,636,154)
Accumulated deficit	(65,058,171)	(62,151,988)
Total stockholders' equity	16,703,361	7,568,335

Total Liabilities and Stockholders' Equity	$82,667,557	$61,560,179

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues	$9,382,514	$7,367,392	$32,251,823	$28,200,535
Cost of services	6,942,841	5,868,176	24,875,930	22,251,325
Gross profit	2,439,673	1,499,216	7,375,893	5,949,210

Selling, general and administrative:
Stock-based compensation	572,002	337,649	1,475,328	1,292,419
Other expenses	2,183,998	2,095,096	8,139,219	7,697,267
Depreciation and Amortization	357,959	547,229	1,518,214	2,022,520
Total operating expenses	3,113,959	2,979,974	11,132,761	11,012,206

Operating (loss)	(674,286)	(1,480,758)	(3,756,868)	(5,062,996)

Other income:
Interest income	36,592	15,315	59,392	81,790
PPP Loan forgiveness	813,500	—	813,500	—
Other income (expense)	(10)	(32,838)	902	(32,653)
Other income and (expense), net	850,082	(17,523)	873,794	49,137

Income (loss) before income taxes	175,796	(1,498,281)	(2,883,074)	(5,013,859)
Income taxes	22,784	29,932	23,109	101,888

Net Income (Loss)	$153,012	$(1,528,213)	$(2,906,183)	$(5,115,747)

Earnings (Loss) Per Share
Basic (loss) per common share:	$0.01	$(0.12)	$(0.19)	$(0.39)
Diluted (loss) per common share:	$0.01	$(0.12)	$(0.19)	$(0.39)
Weighted average common shares outstanding
Basic	19,940,784	13,086,516	15,428,798	12,958,067
Diluted	19,940,784	13,086,516	15,428,798	12,958,067

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2020	December 31, 2019
Operating Activities
Net (loss)	$(2,906,183)	$(5,115,747)
Adjustments to reconcile net (loss) to net cash provided (used) by operating activities:
Depreciation	518,214	1,022,520
Amortization	1,000,000	1,000,000
Provision for loss on note receivable	—	108,750
Non-cash stock-based compensation	1,475,328	1,292,419
Amortization of stock warrant costs	35,943	35,940
Changes in operating assets and liabilities:
Accounts receivable	(905,901)	(59,646)
Prepaid expenses and other	(80,923)	(81,853)
Operating lease right-to-use assets	(190,364)	(2,480,902)
Other assets	35,977	(97,298)
Inventory	(8,328)	—
Accounts payable and accrued expenses	534,893	619,505
Operating lease liabilities	206,999	2,635,797
Prepaid card load obligations	7,081,808	(7,045)
Merchant reserves	(1,751,349)	(2,628,899)
Customer deposits	1,305,296	—
Deferred revenue	(56,957)	103,529
Deferred rent	—	(79,748)
Net cash provided (used) by operating activities	6,294,453	(3,732,678)

Investing Activities
Purchases of property and equipment	(855,394)	(647,383)
Purchase of Information Management Solutions, LLC (IMS)	(5,907,408)	—
Net cash (used) by investing activities	(6,762,802)	(647,383)

Financing Activities
Proceeds from PPP Loan Program	813,500	—
Forgiveness of PPP Loan	(813,500)	—
Proceeds from public offering, net of expenses	7,257,925	1,793,905
Proceeds from private offering	3,000,000	—
Purchases of treasury stock	(280,269)	(71,906)
Net cash provided by financing activities	9,977,656	1,721,999

Change in cash, cash equivalents, prepaid card load assets, customer deposits and merchant reserves	9,509,307	(2,658,062)
Cash, cash equivalents, prepaid card load assets, customer deposits and merchant reserves, beginning of year	12,682,918	15,340,980

Cash, Cash Equivalents, Prepaid Card Load Assets, Customer Deposits and Merchant Reserves, End of Year	$22,192,225	$12,682,918

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	93,525	82,206
Non-cash transactions:
Issuance of stock warrants in exchange for purchase of IMS	552,283	—
Issuance of deferred stock compensation	1,937,620	273,000

USIO, INC.

STATEMENT OF CHANGES in STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2018	17,129,680	$185,561	$74,568,627	$(1,813,546)	$(6,270,675)	$(57,036,241)	$9,633,726

Issuance of common stock, public offering	769,230	769	1,793,136	—	—	—	1,793,905
Issuance of common stock, employees, restricted	175,000	175	272,825	—	(273,000)	—	—
Issuance of common stock under equity incentive plan	156,667	157	397,999	—	—	—	398,156
Reversal of deferred compensation amortization that did not vest	(6,000)	(6)	(13,254)	—	13,260	—	—
Warrant compensation cost	—	—	35,940	—	—	—	35,940
Deferred compensation amortization	—	—	—	—	894,261	—	894,261
Purchase of treasury stock	—	—	—	(71,906)	—	—	(71,906)
Net (loss) for the year	—	—	—	—	—	(5,115,747)	(5,115,747)

Balance at December 31, 2019	18,224,577	$186,656	$77,055,273	$(1,885,452)	$(5,636,154)	$(62,151,988)	$7,568,335

Issuance of common stock under equity incentive plan	1,956,858	1,958	2,556,087	—	(1,937,620)	—	620,425
Warrant compensation cost	—	—	588,224	—	—	—	588,224
Cashless warrant exercise	27,051	27	(27)	—	—	—	—
Reversal of deferred compensation amortization that did not vest	(450,000)	(450)	(791,550)	—	594,900	—	(197,100)
Issuance of common stock, public offering	4,705,883	4,705	7,253,222	—	—	—	7,257,927
Issuance of common stock, private offering	1,796,407	1,796	2,998,204	—	—	—	3,000,000
Deferred compensation amortization	—	—	—	—	1,052,002	—	1,052,002
Purchase of treasury stock	—	—	—	(280,269)	—	—	(280,269)
Net (loss) for the year	—	—	—	—	—	(2,906,183)	(2,906,183)
Balance at December 31, 2020	26,260,776	$194,692	$89,659,433	$(2,165,721)	$(5,926,872)	$(65,058,171)	$16,703,361

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Reconciliation from Operating (Loss) to Adjusted EBITDA:
Operating (Loss)	$(674,286)	$(1,480,758)	$(3,756,868)	$(5,062,996)
Depreciation and amortization	357,959	547,229	1,518,214	2,022,520
EBITDA	(316,327)	(933,529)	(2,238,654)	(3,040,476)
Non-cash stock-based compensation expense, net	572,002	337,649	1,475,328	1,292,419
Adjusted EBITDA	$255,675	$(595,880)	$(763,326)	$(1,748,057)

Calculation of Adjusted EBITDA margins:
Revenues	$9,382,514	$7,367,392	$32,251,823	$28,200,535
Adjusted EBITDA	255,675	(595,880)	(763,326)	(1,748,057)
Adjusted EBITDA margins	2.7%	(8.1)%	(2.4)%	(6.2)%